MEDIA CONTACT:

Dan Bruck

dbruck@netelement.com
(305) 507-8808

www.netelement.com

Net Element Announces Third Quarter 2013 Financial Results and

Operational Update

Net Revenues Up Significantly Over Last Year,

First Full Quarter After Unified Payments Acquisition

MIAMI – November 15, 2013 – Net Element International (NASDAQ: NETE) (“Net Element” or the “Company”), a technology-driven group specializing in mobile payments and value-added transactional services in emerging countries and in the United States of America, today announced financial results for its third-quarter ending September 30, 2013. Net Element International reported third-quarter net revenues of $6,520,788, which represents a significant increase above the net revenues of $170,691 for the same period in the prior year. For the nine months ended September 30, 2013, Net Element reported $12,996,538 in net revenues, which represents a significant increase above the net revenues of $222,207 for the same period in the prior year. This quarter represents the first full quarter of revenues from the Unified Payments acquisition, which was completed on April 16, 2013.

During the quarter ended September 30, 2013, the Company divested the majority of its ownership interests in certain online sports and entertainment businesses in order to focus on technologies and value-added services that enable mobile payments and commerce in emerging countries and the United States of America. The Company retained a 10% ownership interest in the divested businesses and agreed to invest $1,259,000 into these businesses over the next twelve months. For the three and nine months ended September 30, 2013, we reported a loss from discontinued operations of $694,139 and $1,339,646 respectively. The loss from operating these divested businesses for the three and nine months ended September 30, 2013 is included in the total loss above. For the three and nine months ended September 30, 2013, Net Element had losses from operations of discontinued entities of $372,496 and $1,018,003, respectively. The divestiture will result in approximately $1,400,000 of annualized savings for operating losses associated with the divested businesses.

Net loss from continuing operations for the quarter ended September 30, 2013 was $3,441,475, or $(0.11) per share, as compared to a loss from continuing operations of $1,165,816 or $(0.05) per share for the three months ended September 30, 2012. The loss from continuing operations for the quarter ended September 30, 2013 includes $796,985 of depreciation and amortization expenses, a $537,230 provision for loan losses and $1,053,275 in interest and other expenses. The company had $3,925,765 of cash on hand at September 30, 2013 and was able to finance its operations from its cash flow without diluting existing shareholders.

Additional information regarding Net Element’s results of operations for its third-quarter ended September 30, 2013 may be found in Net Element’s quarterly report on Form 10-Q, which was filed with the Security and Exchange Commission (SEC) on November 14, 2013 and may be obtained from the SEC’s Internet website at http://www.sec.gov.

Other highlights for the quarter include:

•	In September, Net Element completed divestiture of its non-core sports and entertainment assets;
•	In August, the Company’s subsidiary Aptito announced integration with USAePay;
•	In August, Aptito announced integration with TSYS;
•	In July, Net Element was added to Russell 3000 Index

“Actions taken in the third quarter are key enablers in our pursuit of growing revenues and sustained profitability”, said Oleg Firer, CEO of Net Element. Adding, “By divesting our entertainment companies we no longer have the research & development costs associated with these businesses. Moreover, by establishing key strategic partnerships and integrations within our core competency divisions we expand our capabilities for innovation and opportunity for revenue growth.”

About Net Element International (NASDAQ: NETE)

Net Element International (NASDAQ: NETE) is a global technology-driven group specializing in mobile payments and value-added transactional services. The company owns and operates a global mobile payments and transaction processing provider, TOT Group. TOT Group companies include Unified Payments, recognized by Inc. Magazine as the #1 Fastest Growing Private Company in America in 2012, Aptito, a next generation cloud-based point of sale payments platform, and TOT Money, which has a leading position in Russia and has been ranked as the #1 SMS content provider by Beeline, Russia's second largest telecommunications operator. Together with its subsidiaries, Net Element International enables ecommerce and adds value to mobile commerce environments. Its global development centers and high-level business relationships in the United States, Russia and Commonwealth of Independent States strategically position the company for continued growth. The company has U.S. headquarters in Miami and international headquarters in Moscow. More information is available at www.netelement.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements. Words such as "will," "may," "could," "should," "expect," "expected," "plans," "intend," "anticipate," "believe," "estimate," "predict," "potential," and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the extent that being added to the Russell Indexes will elevate Net Element International's profile in the investor community or bring its strategy and shareholder value to the attention of a broader audience; whether being added to the Russell Indexes will add liquidity to Net Element International's stock; whether being added to the Russell Indexes will attract index funds; and whether Net Element International or its business continues to grow; whether there will be ongoing annualized savings for losses previously associated with the referenced divested businesses All forward-looking statements involve significant risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, many of which are generally outside the control of Net Element International and are difficult to predict. Examples of such risks and uncertainties include, but are not limited to: (i) Net Element International's ability (or inability) to obtain additional financing in sufficient amounts or on acceptable terms when needed; (ii) Net Element International's ability to maintain existing, and secure additional, contracts with users of its payment processing services; (iii) Net Element International's ability to successfully expand in existing markets and enter new markets; (iv) Net Element International's ability to successfully manage and integrate any acquisitions of businesses, solutions or technologies; (v) unanticipated operating costs, transaction costs and actual or contingent liabilities; (vi) the ability to attract and retain qualified employees and key personnel; (vii) adverse effects of increased competition on Net Element International's business; (viii) changes in government licensing and regulation that may adversely affect Net Element International's business; (ix) the risk that changes in consumer behavior could adversely affect Net Element International's business; (x) Net Element International's ability to protect its intellectual property; and (xi) local, industry and general business and economic conditions. Additional factors that could cause actual results to differ materially from those expressed or implied in the forward-looking statements can be found in the most recent annual report on Form 10-K and the subsequently filed quarterly reports on Form 10-Q and current reports on Form 8-K filed by Net Element International with the Securities and Exchange Commission. Net Element International anticipates that subsequent events and developments may cause its plans, intentions and expectations to change. Net Element International assumes no obligation, and it specifically disclaims any intention or obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as expressly required by law.

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NET ELEMENT INTERNATIONAL
UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

	Three months ended September 30,		Nine months ended September 30,
	2013	2012	2013	2012 (As Restated)

Net revenues	$6,520,788	$170,691	12,996,538	222,207

Costs and expenses:
Cost of revenues	4,646,245	26,767	9,036,826	66,791
General and administrative (includes $75,000 and $426,838 and $225,000 and $3,820,206 of non cash compensation for quarters and nine months ended Sep 30, 2013 and 2012, respectively)	2,928,528	1,617,052	9,193,026	7,005,657
Provision for loan losses	537,230	--	6,736,302	--
Goodwill impairment	--	--	11,200,000	--
Depreciation and amortization	796,985	53,937	1,449,659	134,307
Total costs and operating expenses	8,908,988	1,697,756	37,615,813	7,206,755
Loss from operations	(2,388,200)	(1,527,065)	(24,619,275)	(6,984,548)
Interest (expense) income, net	(973,256)	412,266	(2,043,353)	314,883
Other expense	(80,019)	(51,017)	(168,509)	(462,242)
Loss from continuing operations	(3,441,475)	(1,165,816)	(26,831,137)	(7,131,907)
Net loss attributable to the noncontrolling interest	266,001	45,990	835,642	118,739
Discontinued operations:
Loss from operations of discontinued entities	(372,496)	(694,478)	(1,018,003)	(1,898,397)
Loss on disposition of assets pertaining to discontinued operations	(321,643)	--	(321,643)	--
Total discontinued operations	(694,139)	(694,478)	(1,339,646)	(1,898,397)
Net loss	(3,869,613)	(1,814,304)	(27,335,141)	(8,911,565)
Foreign currency translation gain (loss)	162,997	7,057	(101,761)	(1,819)
Comprehensive loss	$(3,706,616)	$(1,807,247)	$(27,436,902)	$(8,913,384)

Loss per share – basic and diluted continuing operations	$(0.11)	$(0.05)	$(0.92)	$(0.37)

Loss per share – basic and diluted discontinued operations	$(0.02)	$(0.04)	$(0.05)	$(0.10)
Total Net loss per share	(0.13)	(0.09)	(0.97)	(0.47)

Weighted average number of common shares outstanding - basic and diluted	28,163,337	19,314,379	28,173,573	19,083,270

Source: Net Element

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